UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2010
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On October 26, 2010, the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, elected Mr. Tawfiq Popatia as a director of the Company to fill the vacancy created by the resignation of Mr. Nigel Wright. Mr. Popatia will serve on the Board until the Company’s Annual Meeting of Stockholders to be held in 2011 or until his successor is elected and qualified. Mr. Popatia was also named to the Compensation Committee and the Corporate Governance and Nominating Committee of the Board to serve for the remainder of the 2010-2011 corporate calendar year.
     Mr. Popatia, 35, is a Director of Onex Corporation (“Onex”), which he joined in September 2007, and a senior member of Onex’s aerospace and defense industry investment team, which oversees Onex’s investment in the Company. Prior to joining Onex, Mr. Popatia worked at the private equity firm of Hellman & Friedman LLC from July 2005 to July 2007. Prior to that, Mr. Popatia worked in the Investment Banking Division of Morgan Stanley & Co. for three years. Previously, Mr. Popatia held positions in the environmental services industry. Mr. Popatia received a Bachelor of Commerce in Finance and a Bachelor of Science in Environmental Microbiology from the University of British Columbia.
     Mr. Wright was a representative of Onex. The Company’s Bylaws provide that during the period that the Company’s Special Security Agreement, by and among Onex, the Company and the United States Department of Defense, as amended from time to time, remains in effect, the Board shall be composed of, among other things, one or more representatives of Onex. Pursuant to the Special Security Agreement, Onex and the Board’s Corporate Governance and Nominating Committee nominated Mr. Popatia to fill the vacancy on the Board. Pursuant to an understanding between Onex and the Company, we expect that Mr. Popatia will be nominated to stand for re-election as a director of the Company at each Annual Meeting of Stockholders of the Company, unless Mr. Popatia resigns prior thereto or an alternative nomination is made by Onex. Except as set forth herein, there is no other arrangement or understanding between Mr. Popatia and any other persons pursuant to which Mr. Popatia was selected as a director.
     Annual Board and committee retainer fees payable to Mr. Popatia in accordance with Company policies will instead be paid in cash to an affiliate of Onex.
     Except for any indirect material interest that Mr. Popatia may be deemed to have in the transactions between the Company and Onex and/or its affiliates, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2010, under the section captioned “Certain Relationships and Related Transactions,” there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Popatia has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: November 1, 2010	By:	/s/ Michelle A. Russell
		Name:	Michelle A. Russell
		Title:	Senior Vice President, General Counsel and Secretary